                                                                     EXHIBIT 5.1

                    [LETTERHEAD OF O'MELVENY & MYERS LLP]

                                    January
                                     13th
                                    1 9 9 7

(213) 669-6000

                                                            330,955-138
                                                            LA1-684010



Great Western Financial Corporation
9200 Oakdale Avenue
Chatsworth, California 91311

     Re:  $650,330,000 Aggregate Offering Price of
          Securities of Great Western Financial
          Corporation, Great Western Financial Trust II
          and Great Western Financial Trust III
          ------------------------------------------------

Ladies and Gentlemen:

          At your request, we have examined the Registration Statement on Form S-3 (the "Registration Statement"), to be filed by Great Western Financial Corporation (the "Company"), Great Western Financial Trust II and Great Western Financial Trust III (collectively, the "Trusts") with the Securities and Exchange Commission in connection with the registration of $650,330,000 aggregate offering price of securities (the "Securities"), consisting of one or more series of unsecured debt securities (the "Debt Securities"), which may be issued in the form of senior Debt Securities or subordinated Debt Securities; one or more series of shares of preferred stock, par value $1.00 per share (the "Preferred Stock"); depositary shares representing interests in the Preferred Stock (the "Depositary Shares"); shares of common stock, par value $1.00 per share (the "Common Stock"); preferred securities of the Trusts (the "Preferred Securities"); the guarantee of Preferred Securities of the Trusts, including certain back-up undertakings (the "Guarantee"); and warrants to purchase senior Debt Securities, subordinated Debt Securities, Preferred Stock, Depository Shares and/or Common Stock (the "Securities Warrants"). We are familiar with the proceedings heretofore taken by the Company and Great Western Financial Trust II in connection with the authorization, registration, issuance and sale of the Securities.

          Subject to (i) the proposed additional proceedings being taken as now contemplated by us as your counsel prior to the issuance of the Securities; (ii) the effectiveness of the Registration Statement under the Securities Act of 1933, as amended; (iii) the due authorization, execution and delivery of the indentures and any supplement or supplements thereto relating to the Debt Securities and the establishment of the terms of the senior Debt Securities or subordinated Debt Securities, as applicable, in accordance with the terms of the form of Indenture relating to the senior Debt Securities and the Indenture relating to the subordinated Debt Securities, respectively; (iv) the establishment of the terms of the Preferred Stock, if applicable, in accordance with the terms of the Company's Restated Certificate of Incorporation and applicable law; (v) the due, authorization, execution and delivery of a Deposit Agreement (in the case of Depositary Shares) and the Guarantee (in the case of Preferred Securities of Great Western Financial Trust II); (vi) the due, authorization, execution and delivery of the Amended and Restated Declaration of the Trust and establishment of the terms of the Preferred Securities, if applicable, in accordance with the terms of the Amended and Restated Declaration of Great Western Financial Trust II; (vii) the due authorization, execution and delivery of a Warrant Agreement in the case of Securities Warrants; and (viii) the execution, delivery and authentication of and payment for the Securities, it is our opinion that:

          1. The Debt Securities will, upon the issuance and sale thereof in the manner referred to in the Registration Statement, constitute legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally (including, without limitation, fraudulent conveyance laws) and by general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law.

          2. The Preferred Stock will, upon the issuance and sale thereof in the manner referred to in the Registration Statement, be validly issued, fully paid and nonassessable.

          3. The persons in whose names the Depositary Shares represented by depositary receipts are registered will be entitled to the rights specified in the Deposit Agreement.

          4. The Common Stock, including any Common Stock that may be issuable pursuant to the conversion of any Debt Securities or Preferred Stock will, upon the issuance and sale thereof in the manner specified in the Registration Statement, be validly issued, fully paid and nonassessable.

          5. The Guarantee with respect to the Preferred Securities of Great Western Financial Trust II will, upon the execution thereof and the issuance and sale of such Preferred Securities and other securities to be issued in connection therewith in the manner referred to in the Registration Statement, constitute the legally valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to affecting creditor's rights generally (including, without limitation, fraudulent conveyance laws), by general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law and by the unenforceability under certain circumstances of waivers of rights granted by law where the waivers are against public policy or prohibited by law.

          6. The Securities Warrants will, upon the issuance and sale thereof in the manner specified in the Registration Statement, be validly issued, fully paid and nonassessable.

          We consent to the filing of this opinion as an exhibit to the Registration Statement.

                              Respectfully submitted,

                              O'MELVENY & MYERS LLP